Exhibit 10.19

THIS SECURITY AGREEMENT IS SUBJECT TO A SUBORDINATION AGREEMENT BY AND AMONG SECURED PARTY, COMPANY, COMERICA BANK, PINNACLE VENTURES I-A (SUB) (Q), L.P., PINNACLE VENTURES I-B, L.P. AND PINNACLE VENTURES I AFFILIATES, L.P.

SECURITY AGREEMENT

This Security Agreement (as amended, modified or otherwise supplemented from time to time, this “Security Agreement”), dated as of July 14, 2008, is executed by Reliant Technologies, Inc., a Delaware corporation (together with its successors and assigns, “Company”), in favor of Thermage, Inc. (“Secured Party”).

RECITALS

A. Company has executed a secured promissory note, (as amended, modified or otherwise supplemented from time to time, the “Note”) in an aggregate principal amount of $5,000,000 in favor of Secured Party.

B. In order to induce Secured Party to extend the credit evidenced by the Note, Company has agreed to enter into this Security Agreement and to grant to Secured Party, the security interest in the Collateral described below.

AGREEMENT

NOW, THEREFORE, in consideration of the above recitals and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Company hereby agrees with Secured Party as follows:

1. Definitions and Interpretation. When used in this Security Agreement, the following terms have the following respective meanings:

“Collateral” has the meaning given to that term in Section 2 hereof.

“Obligations” means all loans, advances, debts, liabilities and obligations, howsoever arising, owed by Company to Secured Party of every kind and description (whether or not evidenced by any note or instrument and whether or not for the payment of money), now existing or hereafter arising under or pursuant to the terms of the Note, including, all interest, fees, charges, expenses, reasonable attorneys’ fees and costs and accountants’ fees and costs chargeable to and payable by Company hereunder and thereunder, in each case, whether direct or indirect, absolute or contingent, due or to become due, and whether or not arising after the commencement of a proceeding under Title 11 of the United States Code (11 U.S.C. Section 101 et seq.), as amended from time to time (including post-petition interest) and whether or not allowed or allowable as a claim in any such proceeding.

“Permitted Liens” means (a) Liens existing as of the date of this Security Agreement and disclosed on Schedule A hereto, including, without limitation, existing Liens in favor of Senior Lenders; (b) Liens for taxes, fees, assessments or other governmental charges or levies, either not delinquent or being contested in good faith by appropriate proceedings, provided the same have no priority over Secured Party’s security interests; (c) Liens (i) upon or in any equipment which was not financed by Secured Party or held by

Borrower or any of its Subsidiaries to secure the purchase price of such equipment or indebtedness incurred solely for the purpose of financing the acquisition of such equipment, or (ii) existing on such equipment at the time of its acquisition, provided that the Lien is confined solely to the property so acquired and improvements thereon, and the proceeds of such equipment; (d) Liens incurred in connection with the extension, renewal or refinancing of the indebtedness secured by Liens of the type described in clauses (a) through (c), provided that any extension, renewal or replacement Lien shall be limited to the property encumbered by the existing Lien and the principal amount of the indebtedness being extended, renewed or refinanced does not increase; (e) Liens arising from judgments, decrees or attachments in circumstances not constituting an Event of Default under the Note; (f) Leases or subleases and licenses or sublicenses granted to others which do not interfere in any material respect with the business of Borrower and its Subsidiaries taken as a whole; (g) Deposits in the ordinary course of business under worker’s compensation, unemployment insurance, social security and other similar laws, or to secure the performance of bids, tenders or contracts (other than for the repayment of borrowed money) or to secure statutory obligations (other than liens arising under ERISA or environmental liens) or surety or appeal bonds, or to secure indemnity, performance or other similar bonds; (h) Liens in favor of customs and revenue authorities arising in the ordinary course of Borrower’s business or by operation of law to secure payments of custom duties in connection with the importation of goods; (i) Liens of materialmen, mechanics, warehousemen, carriers, artisan’s or other similar Liens arising in the ordinary course of Borrower’s business or by operation of law, which are not past due or which are being contested in good faith by appropriate proceedings and for which reserves have been established in accordance with GAAP; and (j) Liens in favor of other financial institutions arising in connection with Borrower’s deposit accounts held at such institutions.

“Permitted Transfer” means the conveyance, grant, sale, lease, transfer or disposition by Company of: (a) inventory; (b) non-exclusive licenses and similar arrangements for the use of the property of Company; (c) exclusive licenses in specific fields of use not related to Company’s primary business; (d) surplus, worn-out or obsolete equipment; (e) transfers of investment property of Company for the sole purpose of obtaining replacement investment property with the proceeds of such transfer; (f) assets to Senior Lenders, (g) transfers of the shares of such subsidiary possessing an exclusive license from Company to the shareholders of Company; and (h) other assets of Company which do not in the aggregate exceed One Hundred Thousand Dollars ($100,000) during any fiscal year.

“Senior Lenders” means Comerica Bank (“Comerica”), Pinnacle Ventures I-A (Sub) (Q), L.P. Pinnacle Ventures I-B, L.P. and Pinnacle Ventures I Affiliates, L.P. (collectively, “Pinnacle”).

“UCC” means the Uniform Commercial Code as in effect in the State of California from time to time.

All capitalized terms not otherwise defined herein shall have the respective meanings given in the Note. Unless otherwise defined herein, all terms defined in the UCC have the respective meanings given to those terms in the UCC.

2. Grant of Security Interest. As security for the Obligations, Company hereby pledges to Secured Party and grants to Secured Party a security in all right, title and interests of Company in and to the property described in Attachment 1 hereto, whether now existing or hereafter from time to time acquired (collectively, the “Collateral”).

3. General Representations and Warranties. Company represents and warrants to Secured Party that (a) Company is the owner of the Collateral (or, in the case of after-acquired Collateral, at the time Company acquires rights in the Collateral, will be the owner thereof) and that no other Person has (or, in the case of after-acquired Collateral, at the time Company acquires rights therein, will have) any right, title, claim or interest (by way of Lien or otherwise) in, against or to the Collateral, other than Permitted Liens; (b) upon the filing of UCC-1 financing statements in the appropriate filing offices, Secured Party has (or in the case of after-acquired Collateral, at the time Company acquires rights therein, will have) a perfected security interest in the Collateral to the extent that a security interest in the Collateral can be perfected by such filing, except for Permitted Liens; (c) all Inventory has been (or, in the case of hereafter produced Inventory, will be) produced in compliance with applicable laws, including The Fair Labor Standards Act of 1938; (d) all accounts receivable and payment intangibles are genuine and enforceable against the party obligated to pay the same; (e) the originals of all documents evidencing all accounts receivable and payment intangibles of Company and the only original books of account and records of Company relating thereto are, and will continue to be, kept at the chief executive office of Company set forth on Schedule A or at such other locations as Company may establish in accordance with Section 4(d), (f) the principal amount of indebtedness to Senior Lenders outstanding as of the date hereof does not exceed $8,697,250.00 and (g) all information set forth in Schedule A hereto is true and correct.

4. Covenants. Company hereby agrees (a) to perform all acts that may be necessary to maintain, preserve, protect and perfect the Collateral, the Lien granted to Secured Party therein and the perfection of such Lien, except for Permitted Liens; (b) not to use or permit any Collateral to be used (i) in violation in any material respect of any applicable law, rule or regulation, or (ii) in violation of any policy of insurance covering the Collateral; (c) to pay promptly when due all taxes and other governmental charges, all Liens and all other charges now or hereafter imposed upon or affecting any Collateral; (d) without prior written notice to Secured Party, (i) not to change Company’s name or place of business (or, if Company has more than one place of business, its chief executive office), or the office in which Company’s records relating to accounts receivable and payment intangibles are kept, or (ii) not to change Company’s state of incorporation, (f) to procure, execute and deliver from time to time any endorsements, assignments, financing statements and other writings reasonably deemed necessary or appropriate by Secured Party to perfect, maintain and protect its Lien hereunder and the priority thereof and to deliver promptly to Secured Party all originals of Collateral consisting of instruments; (g) to appear in and defend any action or proceeding which may affect its title to or Secured Party’s interest in the Collateral; (h) to keep separate, accurate and complete records of the Collateral and to provide Secured Party with such records and such other reports and information relating to the Collateral as Secured Party may reasonably request from time to time; (i) not to surrender or lose possession of (other than to Secured Party), sell, encumber, lease, rent, or otherwise dispose of or transfer any Collateral or right or interest therein, and to keep the Collateral free of all Liens except Permitted Transfers and Permitted Liens; (j) if requested by Secured Party, to type, print or stamp conspicuously on the face of all original copies of all Collateral consisting of chattel paper a legend satisfactory to Secured Party indicating that such chattel paper is subject to the security interest granted hereby; (k) to collect, enforce and receive delivery of the accounts receivable and payment intangibles in accordance with past practice until otherwise notified by Secured Party; (l) to comply with all applicable material requirements of law relating to the production, possession, operation, maintenance and control of the Collateral (including The Fair Labor Standards Act of 1938), (m) to permit Secured Party and its representatives the right, at any time during normal business hours, upon reasonable prior notice, to visit and inspect the properties of Company and its corporate, financial and operating records, and make abstracts therefrom, and to discuss Company’s affairs, finances and accounts with its directors, officers and independent public accountants, and (n) not to be indebted for borrowed money, except (i) indebtedness to Pinnacle outstanding as of the date hereof, (ii) indebtedness to Comerica consisting of term loans outstanding as of the date hereof, (iii) indebtedness to Comerica consisting of revolving advances not to exceed $8,000,000 in aggregate principal amount at any time, (iv) indebtedness under the Note and (v) extensions, refinancings and renewals of any items in clauses (i) through (iii), provided that the principal amount is not increased, the maturity is not extended, and the terms are not modified to impose more burdensome terms upon Company; plus, in each case in clauses (i) through (iv), unpaid interest, reimbursable fees, expenses, costs of enforcements and collection and other amounts (other than principal) owed to Pinnacle, Comerica and Secured Party by Company, whether absolute or contingent, due or to become due, now existing or hereafter arising, and including any debt, liability, or obligation owing from Company to others that Pinnacle, Comerica or Secured Party may have obtained by assignment or otherwise. The parties agree that indebtedness for borrowed money shall not include equipment financing permitted pursuant to agreements with Senior Lenders.

5. Authorized Action by Secured Party. Subject to any subordination agreements among Secured Party and Senior Lenders, Company hereby irrevocably appoints Secured Party as its attorney-in-fact (which appointment is coupled with an interest) and agrees that Secured Party may perform (but Secured Party shall not be obligated to and shall incur no liability to Company or any third party for failure so to do) any act which Company is obligated by this Security Agreement to perform, and to exercise such rights and powers as Company might exercise with respect to the Collateral, including the right to (a) collect by legal proceedings or otherwise and endorse, receive and receipt for all dividends, interest, payments, proceeds and other sums and property now or hereafter payable on or on account of the Collateral; (b) enter into any extension, reorganization, deposit, merger, consolidation or other agreement pertaining to, or deposit, surrender, accept, hold or apply other property in exchange for the Collateral; (c) make any compromise or settlement, and take any action it deems advisable, with respect to the Collateral; (d) insure, process and preserve the Collateral; (e) pay any indebtedness of Company relating to the Collateral; and (f) file UCC financing statements and execute other documents, instruments and agreements required hereunder; provided, however, that Secured Party shall not exercise any such powers granted pursuant to subsections (a) through (e) prior to the occurrence of an Event of Default and shall only exercise such powers during the continuance of an Event of Default. Company agrees to reimburse Secured Party upon demand for any reasonable costs and expenses, including attorneys’ fees, Secured Party may incur while acting as Company’s attorney-in-fact hereunder, all of which costs and expenses are included in the Obligations. It is further agreed and understood between the parties hereto that such care as Secured Party gives to the safekeeping of its own property of like kind shall constitute reasonable care of the Collateral when in Secured Party’s possession; provided, however, that Secured Party shall not be required to make any presentment, demand or protest, or give any notice and need not take any action to preserve any rights against any prior party or any other person in connection with the Obligations or with respect to the Collateral.

6. Litigation and Other Proceedings

(a) Company shall have the right and obligation to commence and diligently prosecute such suits, proceedings or other actions for infringement or other damage, or reexamination or reissue proceedings, or opposition or cancellation proceedings as are reasonable to protect any of the material patents, trademarks, copyrights, mask works or trade secrets. No such suit, proceeding or other actions shall be settled or voluntarily dismissed, nor shall any party be released or excused of any claims of or liability for infringement, without the prior written consent of Secured Party, which consent shall not be unreasonably withheld.

(b) Subject to any subordination agreements among Secured Party and Senior Lenders, upon the occurrence and during the continuation of an Event of Default, Secured Party shall have the right but not the obligation to bring suit or institute proceedings in the name of Company or Secured Party to enforce any rights in the Collateral, including any license thereunder, in which event Company shall at the request of Secured Party do any and all lawful acts and execute any and all documents reasonably required by Secured Party in aid of such enforcement. If Secured Party elects not to bring suit to enforce any right under the Collateral, including any license thereunder, Company agrees to use all reasonable measures, whether by suit, proceeding or other action, to cause to cease any infringement of any right under the Collateral by any Person and for that purpose agrees to diligently maintain any action, suit or proceeding against any Person so infringing necessary to prevent such infringement.

7. Default and Remedies.

(a) Default. Company shall be deemed in default under this Security Agreement upon the occurrence and during the continuance of an Event of Default (as defined in the Note).

(b) Remedies. Upon the occurrence and during the continuance of any such Event of Default, subject to any subordination agreements among Secured Party and Senior Lenders, Secured Party shall have the rights of a secured creditor under the UCC, all rights granted by this Security Agreement and by law, including the right to: (a) require Company to assemble the Collateral and make it available to Secured Party at a place to be designated by Secured Party; and (b) prior to the disposition of the Collateral, store, process, repair or recondition it or otherwise prepare it for disposition in any manner and to the extent Secured Party deems appropriate. Company hereby agrees that ten (10) days’ notice of any intended sale or disposition of any Collateral is reasonable. In furtherance of Secured Party 's rights hereunder, subject to any subordination agreements among Secured Party and Senior Lenders, Company hereby grants to Secured Party an irrevocable, non-exclusive license, exercisable without royalty or other payment by Secured Party, and only in connection with the exercise of remedies hereunder, to use, license or sublicense any patent, trademark, trade name, copyright or other intellectual property in which Company now or hereafter has any right, title or interest together with the right of access to all media in which any of the foregoing may be recorded or stored.

(c) Application of Collateral Proceeds. The proceeds and/or avails of the Collateral, or any part thereof, and the proceeds and the avails of any remedy hereunder (as well as any other amounts of any kind held by Secured Party at the time of, or received by Secured Party after, the occurrence of an Event of Default) shall be paid to and applied as follows, subject to the terms of the subordination agreements among Secured Party and Senior Lenders:

(i) First, to the payment of reasonable costs and expenses, including all amounts expended to preserve the value of the Collateral, of foreclosure or suit, if any, and of such sale and the exercise of any other rights or remedies, and of all proper fees, expenses, liability and advances, including reasonable legal expenses and attorneys’ fees, incurred or made hereunder by Secured Party;

(ii) Second, to the payment to Secured Party of the amount then owing or unpaid to Secured Party (to be applied first to accrued interest and second to outstanding principal);

(iii) Third, to the payment of other amounts then payable to Secured Party under the Note or the Security Agreement; and

(iv) Fourth, to the payment of the surplus, if any, to Company, its successors and assigns, or to whomsoever may be lawfully entitled to receive the same.

8. Miscellaneous.

(a) Notices. Except as otherwise provided herein, all notices, requests, demands, consents, instructions or other communications to or upon Company or Secured Party under this Security Agreement shall be in writing and faxed, mailed or delivered to each party to the facsimile number or its address set forth below (or to such other facsimile number or address as the recipient of any notice shall have notified the other in writing). All such notices and communications shall be effective (a) when sent by Federal Express or other overnight service of recognized standing, on the business day following the deposit with such service; (b) when mailed, by registered or certified mail, first class postage prepaid and addressed as aforesaid through the United States Postal Service, upon receipt; (c) when delivered by hand, upon delivery; and (d) when faxed, upon confirmation of receipt.

Secured Party:

Thermage, Inc.

25881 Industrial Boulevard

Hayward, California 94545

Attention: Stephen J. Fanning

Facsimile:

with a copy to:

Wilson Sonsini Goodrich & Rosati

One Market Street

Spear Tower, Suite 3300

Attention: Robert Ishii

Facsimile:

Company:

Reliant Technologies, Inc.

464 Ellis Street

Mountain View, California 94043

Attention: Eric Stang

Facsimile:

with a copy to:

Cooley Godward Kronish LLP

Five Palo Alto Square

3000 El Camino Real

Palo Alto, California 94306-2155

Attn: Eric Jensen, Esq.

Attn: Gordon Ho, Esq.

Facsimile:

(b) Termination of Security Interest. Upon the payment in full of all Obligations, the security interest granted herein shall terminate and all rights to the Collateral shall revert to Company. Upon such termination Secured Party hereby authorizes Company to file any UCC termination statements necessary to effect such termination and Secured Party will, at Company’s expense, execute and deliver to Company any additional documents or instruments as Company shall reasonably request to evidence such termination.

(c) Nonwaiver. No failure or delay on Secured Party’s part in exercising any right hereunder shall operate as a waiver thereof or of any other right nor shall any single or partial exercise of any such right preclude any other further exercise thereof or of any other right.

(d) Amendments and Waivers. This Security Agreement may not be amended or modified, nor may any of its terms be waived, except by written instruments signed by Company and Secured Party. Each waiver or consent under any provision hereof shall be effective only in the specific instances for the purpose for which given.

(e) Assignments. This Security Agreement shall be binding upon and inure to the benefit of Secured Party and Company and their respective successors and assigns; provided, however, that Company may not sell, assign or delegate rights and obligations hereunder without the prior written consent of Secured Party.

(f) Cumulative Rights, etc. The rights, powers and remedies of Secured Party under this Security Agreement shall be in addition to all rights, powers and remedies given to Secured Party by virtue of any applicable law, rule or regulation of any governmental authority, the Note or any other agreement, all of which rights, powers, and remedies shall be cumulative and may be exercised successively or concurrently without impairing Secured Party’s rights hereunder. Company waives any right to require Secured Party to proceed against any person or entity or to exhaust any Collateral or to pursue any remedy in Secured Party’s power.

(g) Payments Free of Taxes, Etc. All payments made by Company under the Note or the Security Agreement shall be made by Company free and clear of and without deduction for any and all present and future taxes, levies, charges, deductions and withholdings. In addition, Company shall pay upon demand any stamp or other taxes, levies or charges of any jurisdiction with respect to the execution, delivery, registration, performance and enforcement of this Security Agreement. Upon request by Secured Party, Company shall furnish evidence satisfactory to Secured Party that all requisite authorizations and approvals by, and notices to and filings with, governmental authorities and regulatory bodies have been obtained and made and that all requisite taxes, levies and charges have been paid.

(h) Partial Invalidity. If at any time any provision of this Security Agreement is or becomes illegal, invalid or unenforceable in any respect under the law or any jurisdiction, neither the legality, validity or enforceability of the remaining provisions of this Security Agreement nor the legality, validity or enforceability of such provision under the law of any other jurisdiction shall in any way be affected or impaired thereby.

(i) Expenses. Company shall pay on demand all reasonable fees and expenses, including reasonable attorneys’ fees and expenses, incurred by Secured Party in connection with custody, preservation or sale of, or other realization on, any of the Collateral or the enforcement or attempt to enforce any of the Obligations which is not performed as and when required by this Security Agreement.

(j) Construction. Each of this Security Agreement and the Note is the result of negotiations among, and has been reviewed by, Company, Secured Party and their respective counsel. Accordingly, this Security Agreement and the Note shall be deemed to be the product of all parties hereto, and no ambiguity shall be construed in favor of or against Company or Secured Party.

(k) Entire Agreement. This Security Agreement taken together with the Note constitute and contain the entire agreement of Company and Secured Party and supersede any and all prior agreements, negotiations, correspondence, understandings and communications among the parties, whether written or oral, respecting the subject matter hereof.

(l) Other Interpretive Provisions. References in this Security Agreement and the Note to any document, instrument or agreement (a) includes all exhibits, schedules and other attachments thereto, (b) includes all documents, instruments or agreements issued or executed in replacement thereof, and (c) means such document, instrument or agreement, or replacement or predecessor thereto, as amended, modified and supplemented from time to time and in effect at any given time. The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Security Agreement or the Note refer to this Security Agreement or the Note, as the case may be, as a whole and not to any particular provision of this Security Agreement or the Note, as the case may be. The words “include” and “including” and words of similar import when used in this Security Agreement or the Note shall not be construed to be limiting or exclusive.

(m) Governing Law. This Security Agreement shall be governed by and construed in accordance with the laws of the State of California without reference to conflicts of law rules (except to the extent governed by the UCC).

(n) Counterparts. This Security Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall be deemed to constitute one instrument.

11. THIS SECURITY AGREEMENT IS SUBJECT TO A SUBORDINATION AGREEMENT BY AND AMONG SECURED PARTY, COMPANY, COMERICA BANK, PINNACLE VENTURES I-A (SUB) (Q), L.P., PINNACLE VENTURES I-B, L.P. AND PINNACLE VENTURES I AFFILIATES, L.P.

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IN WITNESS WHEREOF, Company has caused this Security Agreement to be executed as of the day and year first above written.

RELIANT TECHNOLOGIES, INC.

By:	/s/ Andrew Galligan
Name:	Andrew Galligan
Title:	Chief Financial Officer

AGREED: THERMAGE, INC., as Secured Party
By:	/s/ Stephen J. Fanning
Name:	Stephen J. Fanning
Title:	President and Chief Executive Officer

[Signature page to Security Agreement]

ATTACHMENT 1

TO SECURITY AGREEMENT

All personal property of Borrower (herein referred to as “Borrower” or “Debtor”) whether presently existing or hereafter created or acquired, and wherever located, including, but not limited to:

(a) all accounts (including health-care-insurance receivables), chattel paper (including tangible and electronic chattel paper), deposit accounts, documents (including negotiable documents), equipment (including all accessions and additions thereto), general intangibles (including payment intangibles and software), goods (including fixtures), instruments (including promissory notes), inventory (including all goods held for sale or lease or to be furnished under a contract of service, and including returns and repossessions), investment property (including securities and securities entitlements), letter of credit rights, money, and all of Debtor’s books and records with respect to any of the foregoing, and the computers and equipment containing said books and records;

(b) all common law and statutory copyrights and copyright registrations, applications for registration, now existing or hereafter arising, in the United States of America or in any foreign jurisdiction, obtained or to be obtained on or in connection with any of the forgoing, or any parts thereof or any underlying or component elements of any of the forgoing, together with the right to copyright and all rights to renew or extend such copyrights and the right (but not the obligation) of Secured Party to sue in its own name and/or in the name of the Debtor for past, present and future infringements of copyright (collectively, “Copyrights”);

(c) all trademarks, service marks, trade names and service names and the goodwill associated therewith, together with the right to trademark and all rights to renew or extend such trademarks and the right (but not the obligation) of Secured Party to sue in its own name and/or in the name of the Debtor for past, present and future infringements of trademark (collectively, “Trademarks”);

(d) all (i) patents and patent applications filed in the United States Patent and Trademark Office or any similar office of any foreign jurisdiction, and interests under patent license agreements, including, without limitation, the inventions and improvements described and claimed therein, (ii) licenses pertaining to any patent whether Debtor is licensor or licensee, (iii) income, royalties, damages, payments, accounts and accounts receivable now or hereafter due and/or payable under and with respect thereto, including, without limitation, damages and payments for past, present or future infringements thereof, (iv) right (but not the obligation) to sue in the name of Debtor and/or in the name of Secured Party for past, present and future infringements thereof, (v) rights corresponding thereto throughout the world in all jurisdictions in which such patents have been issued or applied for, and (vi) reissues, divisions, continuations, renewals, extensions and continuations-in-part with respect to any of the foregoing (collectively, “Patents”); and

(e) any and all cash proceeds and/or noncash proceeds of any of the foregoing, including, without limitation, insurance proceeds, and all supporting obligations and the security therefor or for any right to payment. All terms above have the meanings given to them in the California Uniform Commercial Code, as amended or supplemented from time to time, including revised Division 9 of the Uniform Commercial Code-Secured Transactions, added by Stats. 1999, c.991 (S.B. 45), Section 35, operative July 1, 2001.

Notwithstanding the foregoing, (1) the Collateral shall not include any Copyrights, Patents, Trademarks, source code and applications therefor, now owned or hereafter acquired, or any claims for damages by way of any past, present and future infringement of any of the foregoing (collectively, the “Intellectual Property”); provided, however, that the Collateral shall include all accounts and general intangibles that consist of rights to payment and proceeds from the sale, licensing or disposition of all or any part, or rights in, the foregoing (the “Rights to Payment”). Notwithstanding the foregoing, if a judicial authority (including a U.S. Bankruptcy Court) holds that a security interest in the underlying Intellectual Property is necessary to have a security interest in the Rights to Payment, then the Collateral shall automatically, and effective as of the Closing Date, include the Intellectual Property to the extent necessary to permit perfection of Bank's security interest in the Rights to Payment, and (2) the Collateral shall also not include any property that (a) is nonassignable by its terms without the consent of the licensor thereof (but only to the extent such prohibition on transfer is enforceable under applicable law, including, without limitation, Sections 9406 and 9408 of the Code), or (b) the granting of a security interest therein is contrary to applicable law; provided that upon the cessation of any such restriction or prohibition, such property shall automatically become part of the Collateral; and provided further that the provisions of this paragraph shall in no case exclude from the definition of “Collateral” any Accounts, proceeds of the disposition of any property, or general intangibles consisting of rights to payment, all of which shall at all times constitute “Collateral”.

SCHEDULE A

TO SECURITY AGREEMENT

COMPANY PROFILE

1. Name. The legal name of Company is and the address of its chief executive office is:

Reliant Technologies, Inc.

464 Ellis Street

Mountain View, CA 94043

2. State of Incorporation; Prior Names. In the past five years, Company has had the following legal names (other than its current legal name):

Date Company’s Name
Prior Name	Was Changed From Such Name

3. Place of Business. Company has the following places of business:

Address

464 Ellis Street

Mountain View, CA 94043

4. Existing Security Interests. Company’s assets are subject to the following security interest of Persons other than the Secured Party:

Assets	Name of Secured Party
All assets other than intellectual property (except to the extent a judicial authority holds that a security interest in the underlying intellectual property is necessary to have a security interest in rights of payment and proceeds from the sale, licensing or disposition of all or any part, or rights in the intellectual property	Comerica Bank

All assets other than intellectual property (except to the extent a judicial authority holds that a security interest in the underlying intellectual property is necessary to have a security interest in rights of payment and proceeds from the sale, licensing or disposition of all or any part, or rights in the intellectual property	Pinnacle Ventures, L.L.C.